DOMINION RESOURCES, INC.

26,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

October 15, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
for themselves and as Representatives for the Underwriters
named in Schedule I, attached to this Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The undersigned, Dominion Resources, Inc. (the “Company”), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the “Agreement”) with respect to the issuance and sale to the several Underwriters named in Schedule I of certain of the Company’s shares (the “Firm Shares”) of common stock (no par value) (the “Common Stock) specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II. In addition, the Company proposes to grant you an option to purchase up to an additional 3,975,000 shares of Common Stock on the terms and for the purposes set forth in Section 4 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively referred to as the “Shares”.

1.    Underwriters and Representatives.  The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2.    Description of the Shares.  Schedule II specifies the total number of the Shares, the initial public offering price of the Shares, the purchase price to be paid by the Underwriters, and any concession from the initial public offering price to be allowed to dealers or brokers, and sets forth the date, time and manner of delivery of the Shares and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, the Registration Statement and Prospectus referred to below) the terms and provisions for the purchase of such Shares.

3.    Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)    A registration statement, No. 333-97393 on Form S-3 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), heretofore filed with the Securities and Exchange Commission (the “Commission”) has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the “Registration Statement”; the prospectus relating to the Shares and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the Shares to be filed with the Commission under the Securities Act, as completed and as so supplemented, is hereinafter referred to as the “Prospectus”. As used herein, the terms “Registration Statement” and “Prospectus” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the “Incorporated Documents”).

(b)    No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and the rules, regulations and releases of the Commission thereunder (the “Rules and Regulations); neither the Registration Statement on the date it was declared effective (the Effective Date”) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

(c)    Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a “Material Adverse Effect”). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

(d)    Deloitte & Touche LLP, who have certified certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(e)    Consolidated Natural Gas Company, Dominion Exploration & Production, Inc., Dominion Energy, Inc., Dominion Nuclear Connecticut, Inc., Dominion Nuclear, Inc., Dominion Nuclear Marketing II, Inc., Dominion Transmission, Inc., The East Ohio Gas Company and Virginia Electric and Power Company are the only Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(f)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(g)    The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(h)    The Common Stock (other than the Shares) is and, upon issuance the Shares will be, listed on the New York Stock Exchange.

(i)    The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

4.    Purchase and Public Offering.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the number of the Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Firm Shares specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering, the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

In addition, the Company hereby grants to the Underwriters an option to purchase the Option Shares. Such option is granted solely for the purpose of covering overallotments in the sale of the Firm Shares and is exercisable, in whole or in part, for 30 days after the date hereof and as provided herein. If they exercise the option, each of the Underwriters will be obligated to purchase its pro rata portion of the Shares for which the option is exercised, based on the proportion of its initial commitment as shown on Schedule I. The price of both the Firm Shares and the Option Shares shall be as set forth in Schedule II.

The Company shall not be obligated to deliver any of the Shares to be delivered on the First Closing Date (as hereinafter defined) or the Second Closing Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Closing Date as provided herein.

5.    Time and Place of Closing.  Delivery of the Shares to, and payment therefor by, the Underwriters shall be made at the time, place and date specified in Schedule I or such other time, place and date as the Representatives and the Company may agree upon in writing. The hour and date of such delivery and payment are herein called the “First Closing Date”, or the “Closing Date” as the context implies. On the First Closing Date, the Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver or cause to be delivered a securities entitlement with respect to the Firm Shares to the Underwriters against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the Underwriters’ obligation hereunder. Upon delivery, the Firm Shares shall be registered in the name of Cede & Co., as nominee for DTC.

At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 4 may be exercised by the written notice of the Representatives being given to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the “Second Closing Date” and the First Closing Date and the Second Closing Date are sometimes each referred to as a “Closing Date”.

Delivery of and payment for the Option Shares shall be made at the place specified in Schedule II (or at such other place as shall be determined by agreement between you and the Company) at 10:00 A.M., Richmond, Virginia time, on the Second Closing Date. On the Second Closing Date, the Company, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option Shares to you for the Underwriters’ account against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the Underwriters’ obligation hereunder. Upon delivery, the Option Shares shall be registered in the name of Cede & Co., as nominee of DTC.

6.    Covenants of the Company.  The Company agrees that:

(a)    If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Sanders LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s EDGAR filing system.

(b)    The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus, (ii) the preparation, issuance, listing and delivery of the Shares, and (iii) the printing and delivery to the Underwriters, in reasonable quantities, of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out of pocket fees and disbursements of Underwriters’ outside counsel, Troutman Sanders LLP, in connection with the qualification of the Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(c)    If, during the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Shares and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission’s EDGAR filing system shall be deemed to have been furnished by the Company to the Representatives and Troutman Sanders LLP.

(d)    The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(e)    The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(f)    The Company will furnish such information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(g)    Fees and disbursements of Troutman Sanders LLP who is acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Section 7 or 8 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

(h)    Dominion shall not, and it shall prior to closing obtain from its executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) (the “Executive Officers”) and its directors their agreement not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, any such securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, for a period of 60 days from the date hereof without your prior written consent other than (A) pursuant to this Agreement; (B) the Company’s Corporate PIES, Treasury PIES, Corporate Units or Treasury Units to be created or recreated upon substitution of pledged securities or shares of Common Stock issuable upon early settlement of the Company’s Corporate PIES, Treasury PIES, Corporate Units or Treasury Units; (C) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (D) any shares of Common Stock issued, or options to purchase such shares granted (or the sale by any Executive Officers or directors of the Company of Common Stock received as dividends) in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan; (E) the sale or surrender to the Company by any of its Executive Officers or directors of any options or Common Stock underlying options in order to pay the exercise price or taxes associated with the exercise of options; (F) any issuance by the Company of Common Stock in connection with acquisitions that close more than 90 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 6(h); (G) transactions by any person other than the Company relating to Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; and (H) the filing by the Company of a shelf registration statement from which the Company will not offer any securities for a 60-day period after its filing date.

(i)    To use its best efforts to list the Shares to be issued and sold pursuant to this Agreement on the New York Stock Exchange, Inc., subject only to official notice of issuance and evidence of satisfactory distribution.

7.    Conditions of the Underwriters’ Obligations; Termination by the Underwriters.

(a)    The Underwriters’ obligations to purchase and pay for the Shares on the Closing Date shall be subject to the following conditions:

(i)    No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. The Representatives shall have received, prior to payment for the Shares, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii)    The relevant order or orders of the Commission pursuant to the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”) permitting the issuance and sale of the Shares, a copy of which has been provided to the Representatives, shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representatives and the Company and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representatives and the Company unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.

(iii)    On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Sanders LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules III, IV and V, respectively.

(iv)    The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including the pro forma financial information.

(v)    Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as stated in the Registration Statement and the Prospectus

(exclusive of amendments or supplements after the date hereof), and except for sales of the Company’s Common Stock as contemplated Section 6(h) above, there shall not have occurred (1) any change in the number of outstanding shares of or terms of Common Stock or long term debt of the Company (other than a decrease in the aggregate principal amount thereof outstanding and other than an increase due to any shares of Common Stock issued, or options to purchase such shares granted (or the sale by any Executive Officers or directors of the Company of Common Stock received as dividends) in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or if there has occurred any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and in this Agreement.

(vi)    On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vii)    All legal proceedings to be taken in connection with the issuance and sale of the Shares shall have been satisfactory in form and substance to Troutman Sanders LLP.

(b)    In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the total number of the Shares shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

(c)    If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

8.    Conditions of the Obligation of the Company.  The obligation of the Company to deliver the Shares shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), 9 and 10 hereof.

9.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Shares by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representatives), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Company satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Shares.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the Shares.

(c)    The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.    Termination.  If any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder, and the aggregate total number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of total number of the Shares, then the other Underwriters shall be obligated severally in the proportions which the total number of the Shares set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Shares and the total number of the Shares with respect to which such default occurs is more than one-tenth of the total number of the Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6(g) and Section 9) or of the Company (except as provided in Section 6(b) and Section 9). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.    Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Shares.

12.    Miscellaneous.  The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Shares from any of the several Underwriters.

13.    Notices.  All communications hereunder shall be in writing and if to the Underwriters shall be mailed, telecopied or delivered to the Representatives at the address set forth on Schedule II hereto, or if to the Company shall be mailed, telecopied or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

[The remainder of this page is left intentionally blank.]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

DOMINION RESOURCES, INC.

By:    /s/    James P. Carney
Name:    James P. Carney
Title: Assistant Treasurer

Agreed, this 15th day of October, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated

Each acting severally on behalf of itself and for the
several Underwriters named herein

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:    /s/    Robert D. Craig
Authorized Signatory

Name:    Robert D. Craig
Title:    Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:    /s/    David P. Sun
Authorized Signatory

Name:    David P. Sun
Title:    Executive Director

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,251,149
Morgan Stanley & Co. Incorporated	9,251,149
Banc of America Securities LLC	1,293,200
Goldman, Sachs & Co.	1,293,200
Salomon Smith Barney Inc.	1,293,200
Wachovia Securities, Inc.	1,293,200
Credit Suisse First Boston Corporation	404,567
Gerard Klauer Mattison & Co., Inc.	404,567
Lehman Brothers Inc.	404,567
McDonald Investments Inc.	404,567
Scotia Capital (USA) Inc.	404,567
UBS Warburg LLC	404,567
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.	397,500

Total:	26,500,000	Firm Shares

I-1

SCHEDULE II

Total Number of Firm Shares Being Purchased: 26,500,000 Shares

Public Offering Price per Share: $ 40.50

Underwriting Commission per Share: $ 1.0733

Total Proceeds to Company: $ 1,044,807,550

Time of Delivery: October 21, 2002, 10:00 A.M.

Closing Location:    One James Center
                        901 East Cary Street
                        Richmond, Virginia 23219

The specimen of the Shares will be available for your inspection at:

                          One James Center
                          901 East Cary Street
                          Richmond, Virginia 23219

Address for Notices:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080
Attn: Robert D. Craig, Managing Director
Facsimile number: 212-449-8636

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Attn: Patrick Kelly, Executive Director
Facsimile number: 212-761-0354

with a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Sanders LLP
1111 East Main Street
Richmond, Virginia 23219
Attn: F. Claiborne Johnston, Jr., Esquire
Facsimile number: (804) 697-1339

II-1

SCHEDULE III

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP
Bank of America Center
1111 East Main Street
Richmond, Virginia 23219

Re:    DOMINION RESOURCES, INC.
    2002 Common Stock Offering

October 21, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
for themselves and as Representatives for the Underwriters
named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance by Dominion Resources, Inc., a Virginia corporation (the “Company”), of 26,500,000 shares (the Shares) of the Company’s common stock (no par value) pursuant to an Underwriting Agreement dated October 15, 2002 between the Company and the Underwriters listed on Schedule I attached thereto (the “Underwriting Agreement”). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

III-1

We have examined originals, or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, Richmond, Virginia, at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1.    The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

2.    An appropriate order of the Commission with respect to the sale of the Shares under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Shares as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission and approvals required under the Securities Act and the Rules and Regulations, is legally required in connection with the sale of the Shares as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Shares in such states) and the carrying out of the provisions of the Underwriting Agreement.

3.    The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4.    The Shares have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of such Shares is not subject to any preemptive or similar rights.

5.    The Registration Statement with respect to the Shares filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Shares in the manner therein specified.

III-2

6.    The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7.    The statements relating to the Shares contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF CAPITAL STOCK—Common Stock are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

* * * *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, other than with regard to the statements relating to the Shares as described in paragraph (7). We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing disclosed to the lawyers in this firm who have given substantive legal attention to representation of you in connection with the issuance and sale of the Shares any information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference and any pro forma financial information and notes thereto included or incorporated by reference therein, as to which we express no belief) any untrue statement of a material fact or omitted on said date or now to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Underwriting Agreement.

III-3

In rendering the opinions set forth in paragraphs (1)—(7) above, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

III-4

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219

Re:    DOMINION RESOURCES, INC.
    2002 Common Stock Offering

October 21, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
for themselves and as Representatives for the Underwriters
named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the “Company”), in connection with the issuance and sale by the Company of 26,500,000 shares (the Shares) of its common stock (no par value) pursuant to an Underwriting Agreement dated October 15, 2002, between the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement). This opinion is rendered pursuant to the provisions of Section 7(a)(iii) of the Underwriting Agreement, and, except as set forth herein, the terms used herein which are defined in the Underwriting Agreement have the same meanings as they have in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company or for the offering, issuance, sale or delivery of the Shares. An appropriate order of the Securities and Exchange Commission (the Commission) with respect to the sale of the Shares under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Shares as contemplated by the Underwriting Agreement.

2.    The Shares have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of such Shares is not subject to any preemptive or similar rights.

3.    The Registration Statement with respect to the Shares filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Shares in the manner therein specified.

4.    The Registration Statement and the Prospectus (except the financial statements, pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

5.    We are of the opinion that the statements relating to the Shares under DESCRIPTION OF CAPITAL STOCK—Common Stock in the prospectus initially filed as part of the Registration Statement are substantially accurate and fair.

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the

Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of the Company and the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in the preceding paragraph in regard to the captions set forth in such preceding paragraph. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus (in each case, except with respect to the financial statements and schedules and other financial information contained or incorporated by reference in the Registration Statement or Prospectus) contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Underwriting Agreement.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Yours very truly,

MCGUIREWOODS LLP

SCHEDULE V

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF
DOMINION RESOURCES, INC.
120 Tredegar Street
Richmond, Virginia 23219

Re:    DOMINION RESOURCES, INC.
    2002 Common Stock Offering

October 21, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
for themselves and as Representatives for the Underwriters
named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The arrangements for issuance of up to 26,500,000 shares of Common Stock (the Shares), of Dominion Resources, Inc. (the “Company”), pursuant to a Agreement dated October 15, 2002, by and between the Company and you (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities, and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Shares, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Shares. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

On this basis I am of the opinion that:

1.    Dominion has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2.    Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.    There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the

United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,